Exhibit 99.1

Sentient Brands Holdings Inc. Launches

Social Media Marketing & Influencer Campaign for its

Oeuvre Skincare Luxury Product Line

New York, December 21, 2021 /PRNewswire/ -- Sentient Brands Holdings Inc. (OTC Markets: SNBH) (“Sentient Brands” and the “Company”), a next-level product and brand development company focused on creating beauty, wellness, and lifestyle consumer brands within the $6.5 billion luxury and prestige beauty market space, today announced its launch of a social media marketing and influencer campaign for Oeuvre Skincare (“Oeuvre”), the Company’s high-performance line of luxury bioactive skincare products.

Oeuvre Skincare Social Media Marketing & Influencer Campaign

In December 2021, Sentient Brands launched its Oeuvre social media marketing and influencer campaign. Sentient Brands believes that Oeuvre’s product design, formulations, and disruptive “Luxury Clean Beauty” branding strategy, make Oeuvre a standout in a marketplace crowded with undifferentiated CBD skincare products. The initial phase of the Company’s Oeuvre social media marketing campaign is heavily focused on the utilization of influencers and paid advertising on Instagram, Facebook and Pinterest. In January 2022, the Company plans to introduce videos demonstrating Oeuvre product and survey results through the Company’s website and in paid ads. Sentient Brands has also developed customer-focused and data-driven digital architecture which will allow the Company to closely monitor its Oeuvre product launch strategies, and continually refine the most successful influencer campaigns and channels. Sentient Brands believes it possesses the in-depth experience and in-house expertise, as well as a broad array of powerful digital tools, which will enable the Company to connect with Oeuvre’s target customers in meaningful ways.

Sentient Brands tracks Oeuvre’s social media marketing click-throughs, impressions, engagements, and sales, on those platforms that the Company believes Oeuvre’s target customers will engage with most: www.oeuvreskincare.com, Instagram, Facebook, and Pinterest.

George Furlan, CEO & COO of Sentient Brands, stated, “The comprehensive and carefully curated influencer strategy that our team has developed will help expand brand awareness, reach key audiences, grow DTC traffic, and ultimately drive sales conversion. Our philosophy is to develop authentic partnerships with creators who have powerful, important, and influential voices, on both a macro and micro scale.”

James Mansour, CMO of Sentient Brands, stated, “We are consumer-obsessed brand differentiators who know how to convert compelling stories into digital sales. We look for tangible and measurable results from our influencer marketing - and these expectations drive our Oeuvre Skincare social media strategy. We believe that in order to have a meaningful impact, Oeuvre’s social branding, products, and experiences must contribute to cultural conversations that our target customers actually care about. We do not believe that celebrity size or follow-count necessarily equates to influence on social media or product sales. We know that a brand is not something you buy - it is something you buy into.”

About Oeuvre Skincare

Oeuvre - “Elevating Clean Beauty to an Artform” - is a next-generation luxury skincare product line and lifestyle brand derived from the Company’s proprietary OE Complex: CBD + Gemstones + Bioactives. Oeuvre Skincare products contain proprietary formulations of synergistically balanced luxury ingredients, combined with the Company’s rigorous commitment to formulating ‘Clean Beauty’ products without toxins, irritants, and unnecessary additives. Oeuvre Skincare products are non-toxic, ungendered, and contain zero GMO, retinyl palmitate, petroleum, mineral oil, parabens, sulfates, or synthetic colors. Product offerings under the Oeuvre Skincare product line include:

●       Purifying Exfoliator

●       Replenishing Oil

●       Ultra-Nourishing Face Cream

●       Revitalizing Eye Cream

Oeuvre Skincare products are sold through the Company’s direct-to-consumer oeuvreskincare.com platform, as well as on Instagram (instagram.com/Oeuvre-Skincare) and Facebook (facebook.com/Oeuvre-Skincare).

About Sentient Brands Holdings Inc.

Sentient Brands Holdings Inc. (“Sentient Brands” and the “Company”) (www.sentientbrands.com) is a next-level product development and brand management company with a focus on building innovative brands in the luxury and prestige beauty market space. Sentient Brands has a direct-to-consumer business model focusing on wellness and beauty for conscious consumers. Sentient Brands incorporates an omnichannel approach in its marketing strategies to ensure that its products are accessible across both digital and retail channels. Sentient Brands develops and nurtures lifestyle brands with carefully thought-out ingredients, packaging, fragrance and design. The Company’s management team has extensive experience in building world-class brands such as Hugo Boss, Victoria’s Secret, Versace, and Bath & Body Works. Sentient Brands is focused on two key market segments, targeting: wellness and responsible luxury lifestyle, which the Company believes represent unique opportunities for its Oeuvre Skincare product line, and subsequent planned products and brands. Sentient Brands intends to leverage its in-house innovation capabilities to launch new products that “disrupt” adjacent product categories, and plans to grow by leveraging its deep connections within its existing network and attract consumers through increased brand awareness and investing in unique social media marketing. The Company’s goal is to create customer experiences that have sustainable resonance with consumers and consistently implement strategies that result in long-term profit growth for its investors.

The Company’s business model is focused on creating brand experiences and launching breakthrough products in the high-end Cannabis/CBD space that have sustainable resonance with consumers, and to consistently implement strategies that result in long-term profit growth for its investors. The Company’s value creation strategy, supported by its highly experienced management team, is focused on creating and operating best-in-class brands that yield high margins and profitability at scale.

The Company’s executive leadership team has a proven history of developing and scaling world-class consumer lifestyle brands. The Company’s Interim CEO and Chief Operating Officer, George Furlan, was previously instrumental in the launch of the Hugo Boss luxury division, where Mr. Furlan directed Hugo Boss sales for the Americas. In addition, as a prior Director of Sales and merchandising for Versace, Mr. Furlan led sales, merchandising, and marketing efforts for the Versace US and Canadian markets. The Company’s Chief Marketing Officer & Chief Brand and Innovation Officer, James Mansour, was previously instrumental in the development of numerous brands that have become icons in the consumer marketplace, including Mr. Mansour’s development of successful brands for both Victoria’s Secret and Bath and Body Works.

Sentient Brands is a collaborative effort rooted in fashion, marketing, product development and the highest echelons of branding, all culminating to create niche products that are relevant in the marketplace and socially conscious at the same time. Sentient Brands believes that its goal of launching and operating best-in-class brands is key to the Company’s long-term value creation strategy.

For more information about Sentient Brands, please visit: www.sentientbrands.com

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the intended use of proceeds and the pending acquisition of Flagship. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its other filings and submissions with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact:

Sentient Brands Holdings Inc.

646-202-2897

info@sentientbrands.com